UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2026

Celldex Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-15006	13-3191702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Perryville III Building, 53 Frontage Road, Suite 220,

Hampton, New Jersey 08827

(Address of principal executive offices) (Zip Code)

(908) 200-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	CLDX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Celldex Therapeutics, Inc. (the “Company”), the Company’s stockholders approved an amendment (the “Plan Amendment”) to the Company’s 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) (i) increasing the number of shares available for issuance under the 2021 Plan by 3,400,000 shares and (ii) clarifying the tax withholding provisions applicable to awards under the 2021 Plan. The Plan Amendment became effective following its approval by the Company’s stockholders.

The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 25, 2026, at the Annual Meeting, the stockholders voted on the four proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 29, 2026 (the “Proxy Statement”). The final results for the votes regarding each proposal are set forth below.

1.    The stockholders elected the following individuals to serve on the Company’s board of directors until the annual meeting of stockholders to be held in 2027. The tabulation of votes with respect to the election of such directors was as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Harry H. Penner, Jr. (Chair of the Board)	59,455,265	1,047,261	181,190	4,402,319
Anthony S. Marucci (Chief Executive Officer)	60,218,830	282,968	181,918	4,402,319
Keith L. Brownlie	59,858,683	644,110	180,923	4,402,319
Cheryl L. Cohen	60,046,578	456,194	180,944	4,402,319
Herbert J. Conrad	59,524,978	975,608	183,130	4,402,319
Rita I. Jain, M.D.	59,495,870	1,000,240	187,606	4,402,319
James J. Marino	59,910,902	591,402	181,412	4,402,319
Garry A. Neil, M.D.	59,570,030	932,772	180,914	4,402,319
Denice Torres	60,135,775	366,304	181,637	4,402,319

2.    The stockholders approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain
64,712,039	174,706	199,290

3.    The stockholders approved an amendment to our 2021 Omnibus Equity Incentive Plan, including an increase in the number of the shares reserved for issuance thereunder by 3,400,000 shares to 12,900,000 shares. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
58,844,414	1,654,297	185,005	4,402,319

4.     The stockholders voted to approve, on an advisory, non-binding basis, the compensation for the Company’s named executive officers as disclosed in the Proxy Statement. The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
59,258,619	945,414	479,683	4,402,319

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to Celldex Therapeutics, Inc. 2021 Omnibus Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLDEX THERAPEUTICS, INC.

Dated: June 26, 2026	By:	/s/ Sam Martin
	Name:	Sam Martin
	Title:	Senior Vice President and Chief Financial Officer